UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Section 240.14a-12
AKAMAI TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL THREE
OTHER MATTERS

April 10, 2006

To our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Akamai Technologies, Inc. to be held on Tuesday, May 23, 2006 at 12:00 noon at the Hotel Marlowe, 25 Edwin Land Boulevard, Cambridge, Massachusetts 02141.

At the Annual Meeting, we expect to consider and act upon the following matters:

(1) To elect three members of our Board of Directors to serve as Class I directors for a term of three years;

(2) To approve the adoption of the Akamai Technologies, Inc. 2006 Stock Incentive Plan;

(3)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2006; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Akamai.

Sincerely,

/s/ Paul Sagan
Paul Sagan
President and Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.
8 Cambridge Center
Cambridge, Massachusetts 02142

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2006

The 2006 Annual Meeting of Stockholders of Akamai Technologies, Inc. will be held on Tuesday, May 23, 2006, at 12:00 noon, local time, at the Hotel Marlowe, 25 Edwin Land Boulevard, Cambridge, Massachusetts 02141, to consider and act upon the following matters:

(1) To elect three members of our Board of Directors to serve as Class I directors for a term of three years;

(2) To approve the adoption of the Akamai Technologies, Inc. 2006 Stock Incentive Plan;

(3) To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2006; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ Melanie Haratunian
Melanie Haratunian
Vice President, General Counsel
and Secretary

Cambridge, Massachusetts
April 10, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

AKAMAI TECHNOLOGIES, INC.
8 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 12:00 NOON ON MAY 23, 2006 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed to our stockholders with the mailing of the Notice of Annual Meeting and this Proxy Statement on or about April 10, 2006.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, except for exhibits thereto, will be furnished without charge to any stockholder upon written request to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Director of Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

Voting Securities and Votes Required

On March 31, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued, outstanding and entitled to vote an aggregate of 154,194,809 shares of our common stock, $.01 par value per share. Each share of common stock is entitled to one vote.

Under our bylaws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. “Broker non-votes” are shares held in “street name” by a bank, broker or nominee that indicates on its proxy that it does not have discretionary authority to vote such shares as to a particular matter.

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and voting on the matter is required for (i) approval of the adoption of the Akamai Technologies, Inc. 2006 Stock Incentive Plan, which we refer to in this Proxy Statement as the 2006 Stock Incentive Plan, and (ii) for the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes, or votes withheld in the case of election of directors, will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Security Ownership of Certain Beneficial Owners and Management

The following table includes information as to the number of shares of our common stock beneficially owned as of February 28, 2006 by the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our Named Executive Officers, who consist of (i) our chief executive officer, (ii) our four other most highly compensated executive officers in 2005 who received compensation in excess of $100,000 in 2005, (iii) our Executive Chairman, who served as our chief executive officer during a portion of 2005 and (iv) our former Chief Marketing Officer who, had she been an executive officer at December 31, 2005, would have been one of our four most highly compensated executive officers in 2005; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of February 28, 2006 through the exercise of any stock option or other equity right. We have no outstanding warrants, and beneficial ownership does not include any shares of our common stock issuable upon conversion of our convertible debt. Unless otherwise indicated in the notes to the table, the address of each director, executive officer and stockholder owning more than 5% of the outstanding shares of our common stock is c/o Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. On February 28, 2006, there were 153,923,757 shares of our common stock outstanding.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding (%)

5% Stockholders
FMR Corp.(1)	13,913,757	9.0
Directors
George H. Conrades(2)	4,027,845	*
Martin M. Coyne II(3)	103,500	*
C. Kim Goodwin(4)	28,125	*
Ronald L. Graham(5)	117,500	*
William A. Halter	932	*
Peter J. Kight(4)	12,500	*
F. Thomson Leighton	6,126,636	*
Paul Sagan(6)	1,424,664	*
Frederic V. Salerno(7)	80,451	*
Naomi O. Seligman(8)	89,000	*
Other Named Executive Officers
Robert Cobuzzi(9)	234,974	*
Lisa Arthur	0	*
Melanie Haratunian(10)	49,571	*
Robert Hughes(11)	93,290	*
Chris Schoettle(4)	423,437	*
All executive officers and directors as a group(17 persons)(12)	12,819,470	8.2

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	The information reported is based on a Schedule 13G/A dated February 14, 2006, filed with the Commission by FMR Corp. FMR Corp. reports its address as 82 Devonshire Street, Boston, MA 02109.

(2)	Includes 750,000 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(3)	Includes 93,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(4)	Consists of shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(5)	Includes 113,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(6)	Includes 453,125 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006 and 6 shares of our common stock held by Mr. Sagan’s minor children.

(7)	Includes 73,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(8)	Includes 79,000 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(9)	Includes 28,125 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(10)	Includes 48,375 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(11)	Includes 78,437 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

(12)	Includes 2,181,624 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten persons, divided into three classes, serving staggered terms of three years, as follows: three Class I directors (with terms expiring at the 2006 annual meeting of our stockholders), four Class II directors (with terms expiring at the 2007 annual meeting of our stockholders) and three Class III directors (with terms expiring at the 2008 annual meeting of our stockholders).

In May 2003, Martin Coyne was named the Lead Director of our Board of Directors. In this role, he presides over meetings of the independent members of our Board of Directors, leads numerous initiatives relating to corporate governance and the effectiveness of the Board of Directors and seeks to ensure cross communication across Board of Directors committees. Mr. Coyne also works with the Executive Chairman and the Chief Executive Officer to prepare Board of Directors meeting agendas and ensure that the necessary preparatory materials are provided to Board of Directors members prior to meetings. Mr. Coyne leads discussions on the performance of the Chief Executive Officer and each of our other executive officers and succession planning for executive officers and other key management positions.

Since the establishment of the Lead Director role, the independent directors have met in executive session following each Board of Directors meeting and at other times as required. In these executive sessions, Mr. Coyne and the other independent directors review management performance, assess the focus and content of meetings of the Board of Directors and establish the strategic issues that the Board of Directors believes management should focus on to drive short-term and longer-term business success. Mr. Coyne then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the Board of Directors believes management should focus.

In April 2005, George Conrades became our Executive Chairman. In this role, Mr. Conrades chairs the Board of Directors and reports on the overall progress of Akamai. Mr. Conrades also provides advice and counsel to the Chief Executive Officer and other executive officers, particularly relating to strategy, key customer accounts, market opportunities and leadership development. In addition, the Executive Chairman is charged with representing Akamai to selected external constituencies, such as investors.

At the Annual Meeting, stockholders will vote to elect three Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2009 annual meeting of our stockholders and until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated George Conrades, Martin Coyne and Kim Goodwin to serve as Class I directors for a term expiring at the 2009 annual meeting of our stockholders. The persons named in the enclosed proxy will vote to elect Messrs. Conrades and Coyne and Ms. Goodwin unless a stockholder indicates that shares should be withheld from one or more of such nominees.

In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

Board of Directors Recommendation

Our Board of Directors believes that approval of the election of George H. Conrades, Martin M. Coyne II and C. Kim Goodwin to serve as Class I directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

Set forth below are the names and ages of each member of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Akamai. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of February 28, 2006, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Terms Expiring in 2009 (Class I Directors)

George H. Conrades, age 67, became our Executive Chairman in April 2005. Previously, Mr. Conrades served as our Chairman and Chief Executive Officer from April 1999 until April 2005, and he has been a director since December 1998. Mr. Conrades has also been a venture partner of Polaris Venture Partners, Inc., an early stage investment company, since August 1998. From August 1997 to July 1998, Mr. Conrades served as Executive Vice President of GTE and President of GTE Internetworking, an integrated telecommunication services firm. Mr. Conrades served as Chief Executive Officer of BBN Corporation, a national Internet services provider and Internet technology research and development company, from January 1994 until its acquisition by GTE Internetworking in July 1997. Prior to joining BBN Corporation, Mr. Conrades was a Senior Vice President at International Business Machines Corporation, or IBM, a developer of computer systems, software, storage systems and microelectronics, and a member of IBM’s Corporate Management Board. Mr. Conrades is currently a director of Cardinal Health, Inc., a provider of services supporting the healthcare industry, and Harley-Davidson, Inc., a motorcycle manufacturer.

Martin M. Coyne II, age 57, has served as a director of Akamai since November 2001. Mr. Coyne was named our Lead Director in May 2003. Between 1995 and his retirement in July 2003, Mr. Coyne served in a variety of senior management positions at the Eastman Kodak Company, which develops, manufactures and markets imaging products and services. Mr. Coyne most recently served as Group Executive, Photography Group, and Executive Vice President of Eastman Kodak. Mr. Coyne also serves on the boards of directors of OpenPages, a privately-held provider of enterprise governance, risk and compliance management solutions and Avecia Group Plc., a privately-held manufacturer of biologics and oligonucleotides.

C. Kim Goodwin, age 46, has served as a director of Akamai since January 2004. From September 2002 through January 2005, Ms. Goodwin was Chief Investment Officer — Equities of State Street Research, a money management firm. From September 1997 through August 2002, Ms. Goodwin was Chief Investment Officer — U.S. Growth Equities at American Century Investment Management, an investment management company. Ms. Goodwin also serves on the board of directors of CheckFree Corporation, a provider of financial electronic commerce services and products.

Directors Whose Terms Expire in 2007 (Class II Directors)

Ronald L. Graham, age 70, has served as a director of Akamai since August 2001. Mr. Graham, a professor at the University of California at San Diego since January 1999, holds the Irwin and Joan Jacobs Endowed Chair of Computer and Information Science. Mr. Graham is also the Chief Scientist of the California Institute for Telecommunications and Information Technology, an institute created by the State of California to fund research related to next-generation Internet technologies. In addition, since July 1996, Mr. Graham has served as the Treasurer of the National Academy of Sciences. From 1962 until December 1999, Mr. Graham served in a variety of positions at AT&T Corp., a global telecommunications corporation, most recently as Chief Scientist.

F. Thomson Leighton, age 49, co-founded Akamai and has served as our Chief Scientist and as a director since August 1998. Dr. Leighton has been a professor of Mathematics at MIT since 1982 and has served as the Head of the Algorithms Group in MIT’s Laboratory for Computer Science since its inception in 1996. Dr. Leighton is currently on leave from MIT. Dr. Leighton is a former two-term chair of the 2,000-member Association of Computing Machinery Special Interest Group on Algorithms and Complexity Theory, and a former two-term Editor-in-Chief of the Journal of the Association for Computing Machinery, one of the nation’s premier journals for computer science research.

Paul Sagan, age 46, became our Chief Executive Officer in April 2005 and has served as our President since May 1999. Mr. Sagan became a member of our Board of Directors in January 2005. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. From December 1995 to December 1996, Mr. Sagan was the

President and Editor of Time Inc. NewMedia, an affiliate of Time Warner, Inc., a global media and entertainment company.

Naomi O. Seligman, age 67, has served as a director of Akamai since November 2001. Ms. Seligman has been a senior partner at Ostriker von Simson, a consulting firm focusing on information technology, since June 1999. The partners of Ostriker von Simson chair the CIO Strategy Exchange, which regularly brings together four vital quadrants of the information technology sector: invited chief information officers, or CIOs, from the largest multinational enterprises, premier venture capitalists, establishment CEOs from prominent computer companies, and entrepreneurs leading innovative emerging technology firms. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from major corporations. Ms. Seligman also serves on the boards of directors of The Dun & Bradstreet Corporation, a provider of business information services, Oracle Corporation, an enterprise software company, and Sun Microsystems, a provider of network hardware, software and services.

Directors Whose Terms Expire in 2008 (Class II Directors)

William A. Halter, age 45, has served as a director of Akamai since August 2001. Since April 2001, Mr. Halter has been a management consultant providing services to corporate enterprises. Between November 1999 and March 2001, Mr. Halter served as Deputy Commissioner, and later as Acting Commissioner, of the United States Social Security Administration, an independent agency of the federal government. From 1993 through November 1999, Mr. Halter was a Senior Advisor in the Office of Management and Budget of the Executive Office of the President of the United States. Mr. Halter also serves on the boards of directors of InterMune, Inc., a biopharmaceutical company, Threshold Pharmaceuticals, a biopharmaceutical company, webMethods, Inc., an Internet services infrastructure company, and Xenogen, a bio-imaging company.

Peter J. Kight, age 49, has served as a director of Akamai since March 2004. Since December 1997, Mr. Kight has been Chairman of the Board of Directors and Chief Executive Officer of CheckFree Corporation, a provider of financial electronic commerce services and products.

Frederic V. Salerno, age 62, has served as a director of Akamai since April 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as Vice Chairman and Chief Financial Officer. Mr. Salerno also serves on the boards of directors of Bear Stearns & Co., Inc., a financial services company, Consolidated Edison, Inc., an energy company, Intercontinental Exchange, an electronic exchange for trading wholesale energy and metals commodities, Popular, Inc., a financial holding company, and Viacom, Inc., a media company.

Non-Director Executive Officers of Akamai

Melanie Haratunian, age 46, joined Akamai in September 2003 as our Vice President and General Counsel. From April 2003 until August 2003, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide, the operating company of Allegiance Telecom, Inc., a competitive local, long distance and data telecommunications carrier. Allegiance Telecom, Inc. and its subsidiaries filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States bankruptcy code in May 2003 and were acquired by XO Communications in June 2004. Between April 2001 and August 2003, Ms. Haratunian was the General Counsel for Allegiance Internet, Inc., the Internet access and web-hosting division of Allegiance Telecom, Inc. Ms. Haratunian was the General Counsel of HarvardNet, Inc., an Internet access and web-hosting company, from November 1998 until April 2001 when Allegiance Telecom Company Worldwide acquired HarvardNet, Inc.

Robert Hughes, age 38, joined Akamai in 1999 and was named Executive Vice President, Global Sales, Services and Marketing in January 2006. Previously, Mr. Hughes held the following positions at Akamai: from July 2004 through December 2005, Executive Vice President, Global Sales and Services; from October 2001 through June 2004, Vice President Sales; and from July 2000 until mid-October 2001, Director of Reseller Programs and Channels.

Chris Schoettle, age 42, joined Akamai in March 2001 as Executive Vice President and Chief Operating Officer. Since March 2002, he has served as our Executive Vice President, Technology, Networks and Support, responsible for software development, architecture, security, network infrastructure, service operations and global customer support. From August 1998 to March 2001, Mr. Schoettle held several management positions at Lucent Technologies, a communications infrastructure company, serving as President of Broadband Access from May 2000 to March 2001. Mr. Schoettle previously held management positions at AT&T, Novell and Unix System Laboratories.

J. Donald Sherman, age 40, joined Akamai in October 2005 as Senior Vice President and CFO-Elect and became our Chief Financial Officer in March 2006. Prior to joining Akamai, Mr. Sherman was employed by International Business Machines Corporation, a developer of computer systems, software, storage systems and microelectronics; serving from January 2005 to October 2005 as Vice President, Finance, Systems and Technology Group; from May 2002 through December 2004 as Vice President, Finance, zSeries Server Division; and from January 2000 through April 2001 as Corporate Assistant Controller.

Cathy Welsh, age 55, joined Akamai in April 2005 as our Chief Human Resources Officer. Prior to joining Akamai, Ms. Welsh worked at Sun Microsystems, Inc., a provider of network, hardware and software services, where she had been Chief Learning Officer since 2004 and Senior Director of Human Resources since 1998.

No person who served as a director or executive officer of Akamai during the year ended December 31, 2005 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the election of Class I directors. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Determination of Independence

Under The NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that, other than Messrs. Conrades, Leighton and Sagan, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Rules.

Board of Directors and Committee Meetings

The Board of Directors held 16 meetings during 2005 and took one action by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2005.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investors Relations section of our website at www.akamai.com. The Board of Directors has determined that all of the members of each of the three standing committees of the Board of Directors are independent as defined under the NASDAQ Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Audit Committee currently consists of five directors, Mr. Coyne, Ms. Goodwin, Mr. Graham, Mr. Salerno and Ms. Seligman. Mr. Salerno serves as Chair of the Audit Committee. The Audit Committee reviews the professional services provided by our independent accountants, the independence of such accountants from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that

Mr. Salerno is an “audit committee financial expert” within the meaning of Item 401(h) under Regulation S-K issued by the Commission under the Exchange Act. The Audit Committee held eight meetings in 2005.

The Compensation Committee currently consists of Ms. Goodwin, Mr. Halter, Mr. Kight and Ms. Seligman. Mr. Kight serves as Chair of the Compensation Committee. The Compensation Committee determines the compensation of our Chief Executive Officer and other executive officers, administers our bonus, incentive compensation and stock plans, approves stock option grants and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held ten meetings in 2005 and took one action by unanimous written consent during that year.

The Nominating and Corporate Governance Committee currently consists of Mr. Halter, Mr. Graham, Mr. Salerno and Mr. Kight. Mr. Halter serves as Chair of the Nominating and Corporate Governance Committee. This committee’s responsibilities include identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; and reviewing and making recommendations to the Board of Directors with respect to management succession planning. The Nominating and Corporate Governance held four meetings in 2005 and took one action by unanimous written consent.

All directors are expected to attend regular Board of Directors meetings, Board of Directors committee meetings and our annual meeting of stockholders. All directors attended the 2005 annual meeting of stockholders, with Mr. Kight participating telephonically.

Compensation of Directors

Our employees who serve on the Board of Directors are not compensated for their service as directors. Non-employee directors are entitled to annual compensation of $120,000, of which $20,000 is paid in cash and $100,000 is paid in deferred stock units, or DSUs, representing the right to acquire shares of our common stock. The number of DSUs issued is based on the fair market value of our common stock on the date of our annual meeting of stockholders. For so long as the person remains a director, DSUs will vest over a two-year period. In addition, our Lead Director and the Chair of our Audit Committee are entitled to $25,000 of additional compensation, of which $5,000 is paid in cash and $20,000 is paid in DSUs. Chairs of the two other board committees are entitled to $10,000 of compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director receives non-qualified options to purchase 50,000 shares of our common stock when he or she joins the Board of Directors at an exercise price equal to the fair market value of our common stock on the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Executive Compensation

Summary Compensation Table.  The following table sets forth information with respect to the compensation earned by the Akamai Named Executive Officers for the fiscal years ended December 31, 2005, 2004 and 2003. Columns required by the regulations of the Commission have been omitted where no information was required to be disclosed under those columns.

					Long-Term
					Compensation
					Awards
					Restricted
		Annual Compensation(2)			Stock	Securities
		Salary			Awards	Underlying
Name and Principal Position(1)	Year	($)	Bonus ($)		($)	Options (#)

Paul Sagan	2005	400,000	372,875	(3)	—	500,000
President and Chief	2004	162,923	—		—	—
Executive Officer	2003	20,000	—		—	—
George Conrades	2005	20,000	—		180,000 (4)	50,000
Executive Chairman, Former	2004	20,769	—		—	—
Chief Executive Officer	2003	20,000	—		—	—
Robert Cobuzzi	2005	210,000	173,938	(3)	—	50,000
Former Chief Financial	2004	207,692	85,650	(5)	—	—
Officer	2003	200,000	72,000	(6)	—	—
Melanie Haratunian	2005	210,000	96,193	(3)	—	75,000
Vice President and	2004	207,692	31,340	(5)	—	—
General Counsel	2003	57,692	—		—	100,000
Robert Hughes	2005	308,654	494,768	(7)	—	125,000
Executive Vice President,	2004	233,654	300,951	(7)	—	—
Global Sales, Services and Marketing	2003	443,304 (8)	—		—	115,000
Chris Schoettle	2005	300,000	173,938	(3)	—	125,000
Executive Vice President,	2004	311,538	157,100	(5)	—	—
Technology, Networks and Support	2003	300,000	279,200	(6)	—	400,000
Lisa Arthur	2005	250,000	116,524	(3)	—	50,000
Former Chief Marketing Officer	2004	108,173	15,250		—	75,000

(1)	Ms. Arthur commenced employment with Akamai in 2004. Mr. Conrades was our Chief Executive Officer between January 1, 2005 and March 31, 2005; Mr. Sagan became our Chief Executive Officer on April 1, 2005. Ms. Arthur’s employment terminated with Akamai in December 2005. Mr. Cobuzzi retired as our Chief Financial Officer effective in March 2006.

(2)	Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Akamai Named Executive Officer for that year.

(3)	Reflects bonus that was earned in the year ended December 31, 2005 but was paid in 2006.

(4)	Consists of deferred stock units representing the right to receive 12,448 shares of our common stock issued to Mr. Conrades in connection with his becoming Executive Chairman of our Board of Directors. Fifty percent of the deferred stock units vest on May 24, 2006, with the remainder vesting in equal 12.5% installments each quarter thereafter.

(5)	Reflects a bonus that was earned in the year ended December 31, 2004 but was paid in 2005.

(6)	Reflects a bonus that was earned in the year ended December 31, 2003 but was paid in 2004.

(7)	Reflects a bonus, a portion of which was paid during the year it was earned and a portion of which was paid in the following year.

(8)	Includes $243,689 in commission payments.

Option Grants During Fiscal Year 2005

The following table sets forth each grant of options to purchase our common stock during fiscal year 2005 to each of our Akamai Named Executive Officers. No stock appreciation rights were granted during such fiscal year.

		Percent of Total				Potential Realizable Value
	Number of	Options/SARs				at Assumed Annual Rates of
	Securities	Granted to				Stock Price Appreciation for
	Underlying Options/	Employees in Fiscal	Exercise or Base			Option Term ($) (1)
Executive Officer	SARs Granted	Year (%)(2)	Price per Share ($)	Expiration Date		5%	10%

Paul Sagan	250,000	5.3	12.20	01/03/2015		1,918,129	4,860,915
	250,000	5.3	14.46	07/21/2015		2,273,454	5,761,379
George Conrades	50,000	1.1	14.46	07/21/2015		454,691	1,152,276
Robert Cobuzzi	50,000	1.1	12.26	01/24/2015		385,512	976,964
Melanie Haratunian	50,000	1.1	12.26	01/24/2015		385,512	976,964
	25,000	0.5	14.46	07/21/2015		227,345	576,138
Robert Hughes	75,000	1.6	12.26	01/24/2015		578,269	1,465,446
	50,000	1.1	14.46	07/21/2015		454,691	1,152,276
Chris Schoettle	75,000	1.6	12.26	01/24/2015		578,269	1,465,446
	50,000	1.1	14.46	07/21/2015		454,691	1,152,276
Lisa Arthur	50,000	1.1	14.46	03/30/2006	(3)	454,691	1,152,276

(1)	The potential realizable value is calculated based on the term of the Akamai stock option at the time of grant, assuming stock price appreciation of 5% and 10% pursuant to rules promulgated by the Commission and does not represent our prediction of the price performance of our stock. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term, compounded annually, of the Akamai stock option and that the Akamai stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2)	Percentage calculation excludes shares granted to former employees of Speedera Networks, Inc., or Speedera, prior to Akamai’s acquisition of Speedera that were assumed by Akamai when it assumed Speedera’s stock incentive plan.

(3)	The expiration date of this option at the time of grant was July 21, 2015. In connection with the termination of Ms. Arthur’s employment in December 2005, the option expired on March 30, 2006.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares	Value	Options at		In-The-Money Options
	Acquired on	Realized	Fiscal Year End		at Fiscal Year End ($) (2)
Name	Exercise (#)	($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable

Paul Sagan	—	—	375,000	500,000	7,136,250	3,300,000
George Conrades	—	—	750,000	50,000	14,002,500	273,500
Robert Cobuzzi	—	—	187,500	112,500	3,526,875	1,559,125
Melanie Haratunian	29,750	294,372	26,500	118,750	392,465	1,168,188
Robert Hughes	—	—	128,138	186,625	1,812,799	1,581,246
Chris Schoettle	—	—	400,000	125,000	6,488,000	848,750
Lisa Arthur	—	—	28,125	96,875	61,313	375,689

(1)	Value is determined by subtracting the exercise prices of the stock options exercised from the fair market value of our common stock as of the date of exercise as quoted on the NASDAQ Stock Market.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2005, our fiscal-year end, of $19.93 (the closing price per share on December 30, 2005 as quoted on the NASDAQ Stock Market), multiplied by the number of shares underlying the option.

Employment Agreements

On January 4, 2005, we entered into an employment letter agreement and a stock option agreement with Paul Sagan. The employment letter agreement provides that in addition to his annual salary, Mr. Sagan is eligible for an incentive bonus in any year that Akamai provides a bonus plan for its senior executive team. Either Akamai or Mr. Sagan may terminate the agreement upon 30 days advance written notice to the other party; provided however, that in the event Mr. Sagan is terminated for cause, Akamai may elect to pay Mr. Sagan an amount equal to 30 days of his then-current salary in lieu of providing him 30 days notice of the termination of his employment. If Mr. Sagan terminates his employment for good reason following a change in control of Akamai, as defined in the employment agreement, he shall be entitled to accelerated vesting of his options as set forth in the stock option agreement and a lump sum cash payment equal to: two years of his then-current base salary and an award equal to two times his then-applicable annual incentive bonus at target (defined as 50% of his then-current annual base salary). If Mr. Sagan’s employment is involuntarily terminated for any reason other than cause, he shall be entitled to lump sum cash payments equal to: one year of his then-current base salary; an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment; and an award of his then-applicable annual incentive bonus at target and, under certain circumstances, a matching contribution to his 401(k) account. In addition, if Mr. Sagan’s employment is involuntarily terminated in 2006 for any reason other than cause, as defined in the employment agreement, Akamai will accelerate the number of shares which will be deemed vested as though the grant date of his options was the date 12 months prior to the grant date; and if his employment is so terminated in 2007, Akamai will accelerate the number of shares which will be deemed vested as though the grant date of his options was the date six months prior to the grant date. If Mr. Sagan dies or becomes disabled while serving as our Chief Executive Officer, he shall receive full vesting of all of his then-outstanding shares and options as well as a lump sum cash payment equal to: one year of his then-current base salary; an award equal to his then-applicable annual incentive bonus at target and an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination.

On July 12, 2002, we entered into an employment agreement with Mr. Conrades. Under the terms of the agreement, if, following a change in control of Akamai, as defined in the employment agreement, Mr. Conrades resigns due to a material reduction in his responsibilities or compensation or is terminated for a reason other than cause, as defined in the employment agreement, he is entitled to a cash payment of $1.0 million.

On November 22, 2005, we entered into a letter agreement with Mr. Cobuzzi setting forth the terms of his transition from Chief Financial Offer to special consultant. The agreement provides that, following the effectiveness of his resignation as Chief Financial Officer on March 16, 2006, Mr. Cobuzzi will continue as a special consultant to our Chief Financial Officer through the remainder of 2006. Mr. Cobuzzi will retain his then-current annual salary and all outstanding options will continue to vest for so long as he continues in the consulting capacity.

On August 21, 2003, we entered into a letter agreement with Ms. Haratunian setting forth her responsibilities and compensation. In the event that there is a change in control of Akamai, as defined in the letter agreement, and within the first 90 days the surviving entity fails to offer to employ Ms. Haratunian in a position with responsibilities that are commensurate (but not necessarily identical) with her responsibilities at Akamai, and as a result her employment terminates voluntarily or involuntarily, Ms. Haratunian will receive an amount equal to six months of her then-base salary. At the time of her hiring, Ms. Haratunian entered into a stock option agreement, which provides that if there is a change of control of Akamai, as defined in the stock option agreement, the number of shares of our common stock as to which Ms. Haratunian’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to the actual grant date.

Mr. Hughes has entered into several stock option agreements with Akamai that are consistent with the standard form of option agreement and provide that if there is a change of control of Akamai, as defined in the stock option agreements, the number of shares of our common stock as to which Mr. Hughes’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to the actual grant date.

In January 2005, each of the Akamai Named Executive Officers, other than Messrs. Conrades and Sagan, entered into a stock option agreement with us that provides for vesting over a four-year period. Each of those agreements provides that, upon a change in control of Akamai, the number of shares of Akamai common stock as to which the option has vested shall be calculated as though the grant date were the date that is one year prior to the actual grant date.

On January 25, 2005, the Compensation Committee of the Board of Directors adopted an Executive Severance Pay Plan, which we refer to as the Executive Severance Plan, for our executive officers. Participants under the Executive Severance Plan who are terminated for any reason other than “cause,” as defined in the Executive Severance Plan, and have signed a mutually acceptable separation agreement shall be entitled to a lump sum payment equal to one year of the participant’s then-current base salary, less applicable withholdings for taxes and other required deductions, plus a cash payment equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on the participant’s behalf in the month preceding the participant’s termination.

In July 2005, each of the Akamai Named Executive Officers, other than Mr. Cobuzzi, entered into a stock option agreement with us. The options represented by such agreements vest over a four-year period subject to a vesting acceleration provision related to our achievement of certain corporate performance goals. In addition, each of those agreements provides that, upon a change in control of Akamai, the number of shares of Akamai common stock as to which the option has vested shall be calculated as though the grant date were the date that is one year prior to the actual grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects the number of shares of our common stock that, as of December 31, 2005, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities to be	Exercise Price of	Future Issuance Under
	Issued Upon Exercise of	Outstanding Options,	Equity Compensation
	Outstanding Options,	Deferred Stock	Plans (Excluding
	Deferred Stock Units and	Units and Other	Securities Reflected in
	Other Rights	Rights ($)	Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders(1) (2)	13,592,116	9.84	6,791,195	(3)
Equity Compensation Plans not Approved by Security Holders(4)	1,938,167	3.53	402,794
Total	15,530,283	9.05	7,193,989

(1)	Consists of stock options and other rights issuable under the 1998 Stock Incentive Plan and the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended, which we refer to as the 1999 Employee Stock Purchase Plan.

(2)	Excludes stock options to purchase up to 939,852 shares of our common stock with a weighted average exercise price of $0.70 per share issued pursuant to stock option plans assumed in connection with our acquisitions of Speedera Networks, Inc., InterVU, Inc. and Network24 Communications, Inc. No future stock options may be issued under these plans.

(3)	Includes 1,500,000 shares available for future issuance under our 1999 Employee Stock Purchase Plan. At our 2002 annual meeting of stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase Plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.

(4)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan, which we refer to as the 2001 Option Plan.

As of March 15, 2006, there were 18,996,076 shares of our common stock subject to issuance upon exercise of outstanding options or other awards under our existing stock incentive plans referred to in the table above, other than the 1999 Employee Stock Purchase Plan, consisting of 3,407,476 shares issuable upon vesting of deferred stock units and restricted stock units and 15,588,600 shares issuable upon exercise of options with a weighted average exercise price of $9.88 and a weighted average remaining life of 7.4 years. As of March 15, 2006, there were 1,706,215 shares available for future issuance under our existing stock incentive plans, excluding the 1999 Employee Stock Purchase Plan, all of which may be granted as shares of restricted stock, restricted stock units or other stock unit awards valued by reference to shares. As of March 15, 2006, we had 154,026,371 shares of our common stock outstanding.

The following is a brief description of the material features of the equity compensation plan reflected in the chart above that was not approved by our stockholders:

On December 11, 2001, our Board of Directors approved the adoption of the 2001 Option Plan. The purpose of this plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make important contributions to Akamai by providing them with equity ownership opportunities and performance-based incentives that better align their interests with those of our stockholders. A total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, are issuable to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Option Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The plan provides for the granting of non-statutory stock options, restricted stock awards and other stock-based awards. A copy of the 2001 Option Plan was filed with the Commission as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, which we refer to as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the Commission, we do not believe that there are any beneficial owners of more than ten percent of our common stock.

Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K and except as indicated in the following paragraph, we believe that during fiscal year 2005, all filings required to be made by the reporting persons pursuant to Section 16(a) with respect to Akamai securities were made in accordance with Section 16(a).

One of our directors, Ronald L. Graham, failed to file a timely report on Form 5 to reflect a gift of 6,000 shares that was made on October 5, 2005.

Nominating and Corporate Governance Committee’s Process for Reviewing and Considering Director Candidates

The Board of Directors has charged the Nominating and Corporate Governance Committee with helping to assemble and maintain a world-class and diverse Board of Directors that effectively represents the interests of Akamai’s stockholders. The goal of the Nominating and Corporate Governance Committee is to attract intelligent potential candidates from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board of Directors and our employees.

In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include:

•	integrity,

•	business and financial acumen,

•	knowledge of Akamai’s business and industry,

•	experience in business, government and other fields,

•	diligence,

•	potential conflicts of interest,

•	commitment to dedicate the necessary time and attention to Akamai, and

•	the ability to act in the interests of all stockholders.

The Board of Directors particularly values demonstrated leadership experience and skills and reputation for the highest standards of honesty, ethics and integrity. Akamai also recognizes the importance of having a diverse Board of Directors and actively considers candidates who can provide gender, racial, ethnic and professional diversity. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

To identify and evaluate attractive candidates, the members of the Nominating and Corporate Governance Committee actively solicit recommendations from other members of Akamai’s Board of Directors and other professional contacts. As potential candidates emerge, the Nominating and Corporate Governance Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors and Akamai’s senior management; and reviews the results of personal interviews and meetings conducted by members of the Board of Directors, senior management and our outside legal and accounting advisors. The Board of Directors encourages the participation of Akamai’s senior management in the candidate review process to provide insight, for example, on what additional perspectives and background could help the Board of Directors best provide appropriate guidance to management in dealing with the business risks and opportunities Akamai faces.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142.

Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting” below.

Comparative Stock Performance

The following graph compares the cumulative total return to stockholders of our common stock for the period from December 31, 2000 through December 31, 2005 (including the period between September 3, 2002 and May 5, 2003 during which our common stock was listed on the NASDAQ SmallCap Market) with the cumulative total return over such period of:

•	the NASDAQ Stock Market (U.S.) Index; and

•	the S&P Information Technology Sector Index.

The graph assumes the investment of $100 in our common stock on December 31, 2000 (based on the closing sale price of our common stock on December 29, 2000 of $21.06 per share) and in each of such indices (and the reinvestment of all dividends). Measurement points are to the last trading day for each respective fiscal year. The performance shown is not necessarily indicative of future performance.

Report of the Compensation Committee

The Compensation Committee of our Board of Directors has furnished the following report on executive compensation. From May 2005 through December 2005, the Compensation Committee of Akamai’s Board of Directors consisted of Ms. Goodwin, Mr. Halter, Mr. Kight and Ms. Seligman. Between January 2005 and May 2005, the Compensation Committee consisted of Mr. Graham, Mr. Halter, Mr. Kight and Ms. Seligman. The Compensation Committee focuses its efforts on:

•	reviewing and establishing salaries, cash incentive plans, benefit plans and equity incentive plans for executive officers;

•	administering Akamai’s stock plans;

•	approving stock option grants and other equity awards under Akamai’s stock plans; and

•	consulting with management on benefit plans, overall compensation policies and practices and other employee-related matters.

Compensation Philosophies

Akamai continues to design our executive compensation program with the goal of attracting, retaining and rewarding quality people in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented, and is designed to link our strategic business objectives and the enhancement of stockholder returns with the compensation of our managers. Akamai has retained Watson Wyatt Worldwide as an independent consultant to assist the Compensation Committee in designing the appropriate mix of compensation arrangements.

The Compensation Committee bases all executive compensation decisions on a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, Akamai’s achievements over the past year, the individual’s past, present and expected contributions to Akamai’s success, any significant changes in the individual’s role or responsibilities, the internal equity of compensation relationships among different employees and employee groups and the long-term value of the executive. The Compensation Committee believes that it is important to reward excellence, leadership and outstanding long-term company performance.

Executive Compensation in Fiscal 2005

Base Salary.  Base salaries for executive officers are determined annually by reviewing three key areas: (1) the practices of companies of similar size, market capitalization and industry; (2) the skills and performance level of the individual executive relative to targeted performance criteria; and (3) actual corporate performance.

In September 2001, Mr. Sagan voluntarily elected to reduce his annual salary from $250,000 to $50,000 per year and, in November 2001, elected to further reduce it to $20,000 per year. Each of Mr. Conrades and Mr. Leighton also reduced his salary to $20,000 per year in April 2001. At that time, Akamai was sharply cutting all of its expenses and engaging in work force reductions. With the support of the Compensation Committee, Messrs. Conrades, Leighton and Sagan took such action to assist in stabilizing our financial position and to demonstrate to fellow employees and stockholders their commitment to the long-term success of Akamai. In July 2004, in connection with his assumption of additional duties and the improvement in Akamai’s financial condition, Mr. Sagan elected to draw a salary. The Compensation Committee approved an annualized base salary for 2004 of $300,000 for Mr. Sagan, which the Compensation Committee determined to be commensurate with typical salaries in Akamai’s industry. In January 2005, Akamai announced that Mr. Sagan would become Chief Executive Officer in April 2005. In connection with this promotion, the Compensation Committee approved an increase in Mr. Sagan’s salary to $400,000 per year and the issuance of stock options to purchase 250,000 shares of common stock effective in January 2005. See “Chief Executive Compensation in 2005” below.

Cash Incentive Bonuses.  In January 2005, the Compensation Committee first approved a cash incentive plan for Akamai’s executive officers that is tied to corporate performance. Prior to the adoption of this plan, Akamai did not have an annual bonus plan for executive officers. Instead, cash bonuses were used from time to time to attract, retain and motivate executives. Cash bonuses, when paid, are based on the achievement of company-specific performance measures and individual-specific objectives and the contribution of the executive to the overall success and achievements of Akamai and its management team. The following Akamai Named Executive Officers earned cash bonuses in 2005: Mr. Cobuzzi earned a bonus of $173,938; Ms. Haratunian earned a bonus of $96,193; Mr. Hughes earned a bonus of $494,768; Mr. Schoettle earned a bonus of $173,938; and Ms. Arthur earned a bonus of $116,524.

Long-Term Incentives.  The Compensation Committee believes that stock options and restricted stock are excellent long-term incentives for executives that align management and stockholder interests and assist in the retention of key officers and employees. Stock options granted under Akamai’s stock option program generally vest over four years, although in recent years we have included vesting-acceleration provisions that are tied to Akamai’s financial performance. We believe that options with vesting-acceleration triggers provide a broad-based incentive program that further aligns employee interests with those of our stockholders.

When determining stock option awards, the Compensation Committee considers an executive’s current contributions to Akamai’s performance, the anticipated contribution to meeting Akamai’s long-term strategic performance goals, his or her position with Akamai and industry practice. The Compensation Committee did not approve any stock option issuances to any Akamai Named Executive Officers in 2004; however, in January 2005, the Compensation Committee did approve the grant to Mr. Cobuzzi, Ms. Haratunian, Mr. Hughes, Mr. Sagan and Mr. Schoettle of options to purchase shares of common stock at a price per share equal to the fair market value of our common stock on the date of grant. See “Executive Compensation — Option Grants During Fiscal 2005.”

In July 2005, as part of a company-wide equity incentive program, the Compensation Committee approved the issuance of stock options to purchase an aggregate 525,000 shares of our common stock to the Akamai Named Executive Officers other than Mr. Cobuzzi. These options are scheduled to vest over a four-year period; however, in the event that we achieve enumerated revenue and earnings per share targets during or prior to 2007, vesting of 50% to 100% of the then-unvested options shall accelerate. We believe this program is an appropriate tool to further align the interests of Akamai’s employees and its stockholders.

Beginning in 2006, we expect restricted stock units to become an increasingly significant component of the long-term incentive compensation awarded to our executive officers. Restricted stock units will typically vest based on two components: time-based vesting over periods of at least three years and vesting based on our achievement of financial goals over similar time periods.

Chief Executive Officer Compensation in Fiscal 2005

From January 1, 2005 through March 31, 2005, Mr. Conrades served as Akamai’s Chief Executive Officer. Mr. Sagan became Chief Executive Officer on April 1, 2005. In each case, the Chief Executive Officer’s base salary and long-term incentive compensation were determined by the Compensation Committee without his participation, based upon the same factors as those used by the Compensation Committee for executives in general.

In April 2001, Mr. Conrades voluntarily elected to reduce his base salary from $345,000 to $20,000. Mr. Conrades does not participate in a cash-based incentive plan. Mr. Conrades maintained that salary level until he ceased to serve as our Chief Executive Officer. In light of Mr. Conrades’ election to reduce his salary, the members of the Compensation Committee and other independent members of the Board of Directors believed it was in the best interests of stockholders that Akamai provide appropriate incentives to encourage him to continue to serve as Chief Executive Officer. Given our financial condition at that time and other factors, we determined that an equity-based compensation plan would be the most effective and efficient means of providing incentives to Mr. Conrades. Accordingly, in July 2002, Mr. Conrades was granted a stock option to purchase 750,000 shares of Akamai common stock at $1.26, the closing price of our common stock on the NASDAQ Stock Market on the date of grant. This stock option vested in full on the third anniversary of the date of grant.

In determining Mr. Sagan’s base salary for 2005, we considered Akamai’s financial performance, Mr. Sagan’s individual performance as an executive officer and the base salaries of chief executive officers of similarly-situated companies. Based on these criteria, Mr. Sagan’s salary was set at $400,000.

Mr. Sagan was eligible for a cash bonus equal to between 25% and 100% of his base salary in 2005. The bonus was weighted as follows: 50% on Akamai’s achievement of a recognized revenue target; 25% on Akamai’s achievement of an earnings per share target; and 25% on Mr. Sagan’s achievement of individual performance goals. We believe that these categories represent an appropriate mix of incentives on which to reward superior performance. Mr. Sagan’s bonus was $372,875 for 2005.

In July 2005, we granted Mr. Sagan a stock option to purchase up to 250,000 shares of our common stock, with an exercise price equal to $14.46, the closing price of our common stock on the NASDAQ Stock Market on the grant date. This stock option becomes exercisable as follows: 25% on the first anniversary of the date of grant, with the remaining 75% vesting in equal installments of 6.25% each quarter thereafter. In the event that Akamai achieves specified revenue and earnings per share goals during or before the end of 2007, vesting of up to 100% of the remaining unvested stock options may accelerate.

By tying accelerated vesting to the achievement of significant corporate financial goals, the Compensation Committee believes that Mr. Sagan’s performance incentives are further aligned with the interests of our stockholders. The amount and nature of the grant were based on our review of the financial performance of Akamai, Mr. Sagan’s contribution to Akamai’s performance, guidance and information provided by Watson Wyatt Worldwide and our review of equity incentives provided by other technology companies.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this Proxy Statement as the “Code,” generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

C. Kim Goodwin
William A. Halter
Peter J. Kight
Naomi O. Seligman

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2005 were Ms. Goodwin, Mr. Graham, Mr. Halter, Mr. Kight and Ms. Seligman. Ms. Seligman joined the Compensation Committee of the Board of Directors during 2001. Mr. Halter joined the Compensation Committee in March 2004. Mr. Kight joined the Compensation Committee in May 2004. Ms. Goodwin joined the Compensation Committee in May 2005. Mr. Graham served on the Compensation Committee between January 2005 and May 2005. No member of the Compensation Committee was at any time during 2005, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization, one of whose executive officers served as a director or member of the Compensation Committee.

Report of the Audit Committee

The Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:

The Audit Committee of Akamai’s Board of Directors, which consists of Mr. Coyne, Ms. Goodwin, Mr. Graham, Mr. Salerno and Ms. Seligman, is responsible for monitoring the integrity of Akamai’s consolidated financial statements, their compliance with legal and regulatory requirements, Akamai’s system of internal controls and the qualifications, independence and performance of our internal and independent auditors. The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace Akamai’s independent auditors. We act under a written charter that was first adopted and approved by the Audit Committee and the Board of Directors in May 2000. The charter was amended and restated in March 2004. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the NASDAQ Rules.

Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls over financial reporting and the assessment of the design and effectiveness of those controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, or PwC, Akamai’s independent auditors, is responsible for auditing both management’s assessment of Akamai’s internal controls over financial reporting as well as the effectiveness of the design and operation of those controls and the consolidated financial statements and expressing opinions as to their assessment of Akamai’s internal controls over financial reporting and the conformity of the financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

We reviewed Akamai’s assessment of its internal controls over financial reporting and its audited financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and the financial statements for the year ended December 31, 2003 that were included in Akamai’s annual report on Form 10-K as filed with the Commission, which we refer to as the Financial Statements. We reviewed and discussed the internal controls assessment and the Financial Statements with Akamai’s management and PwC. PwC has represented to the Audit Committee that, in its opinion, Akamai’s assessment of the effectiveness of its internal controls over financial reporting was reasonably stated, the design and operation of these controls was effective as of December 31, 2005 and the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

We also discussed with PwC its independence from Akamai and considered whether PwC’s rendering of certain services to Akamai and certain of its executives, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PwC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This Standard requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on its independence, to confirm its perceived independence and to engage in a discussion of independence.

Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s annual report on Form 10-K for the year ended December 31, 2005 as filed with the Commission.

We have also appointed PwC to act as Akamai’s independent auditors for 2006.

Audit Committee

Martin M. Coyne II
C. Kim Goodwin
Ronald L. Graham
Frederic V. Salerno
Naomi O. Seligman

Code of Ethics

We have adopted a written code of business ethics that applies to our principal executive officer and our principal financial or accounting officer or person serving similar functions. We comprehensively amended our code of business ethics in 2004. The text of our amended code of ethics is available on our website at www.akamai.com. We did not waive any provisions of the code of business ethics during the year ended December 31, 2005. If we amend, or grant a waiver under, our code of business ethics that applies to our principal executive officer, principal financial or accounting officer, or persons performing similar functions, we intend to post information about such amendment or waiver on our website at www.akamai.com.

Certain Relationships and Related Party Transactions

Except as set forth above under “Executive Compensation — Employment Agreements,” during 2005, none of Akamai, its executive officers or its directors entered into any third-party transactions of the type required to be disclosed under Item 404 of Regulation S-K.

PROPOSAL TWO

APPROVAL OF ADOPTION OF 2006 STOCK INCENTIVE PLAN

Overview

In the opinion of Akamai’s Board of Directors, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Upon the recommendation of the Compensation Committee of the Board of Directors, our Board of Directors has approved the adoption of the Akamai Technologies, Inc. 2006 Stock Incentive Plan, subject to stockholder approval. The 2006 Stock Incentive Plan will ultimately replace our Second Amended and Restated 1998 Stock Incentive Plan, which we refer to as the 1998 Stock Incentive Plan, which terminates in early 2008. The 2006 Stock Incentive Plan would allow for the issuance of up to 7,500,000 shares of our common stock to our employees, officers, directors, consultants and advisors in the form of options, stock appreciation rights, restricted stock, restricted stock units and other stock unit awards.

The Board of Directors monitors the potential stockholder dilution and “overhang” represented by outstanding employee equity awards and shares available for future grant. As of March 15, 2006, we had:

•	154,026,371 shares of our common stock outstanding;

•	18,996,076 options, restricted stock units and other equity-related awards outstanding under existing equity incentive plans;

•	1,706,215 shares available for issuance under existing equity incentive plans, excluding shares issuable under our 1999 Employee Stock Purchase Plan; and

•	12,944,984 shares issuable upon conversion of our outstanding 1% senior convertible notes.

In addition to reviewing the dilutive impact of shares available for issuance under our equity incentive plans, the Board of Directors also considers our “burn rate.” Our burn rate is calculated as the number of shares underlying stock options and other equity-based awards granted during a year under the 1998 Stock Incentive Plan, divided by the number of shares outstanding at the end of the year. The average of the burn rates in the years 2003, 2004 and 2005 was approximately 3.0%.

In January 2006, the Compensation Committee approved a restricted stock unit, or RSU, program for Akamai employees under the 1998 Stock Incentive Plan. Each RSU represents the right to receive one share of Akamai common stock upon vesting. Participants in the program received two types of RSUs: time-based RSUs, which vest in 33% installments on the first business day of each of 2007, 2008 and 2009, and performance-based RSUs, which only vest in 2009 and only to the extent that Akamai exceeds specified cumulative revenue and earnings per share targets over the period of 2006 through 2008. The number of performance-based RSUs that may vest is between 100% and 300% of the number of time-based RSUs granted on the same date depending on our actual performance; however, no performance-based RSUs will vest if we fail to exceed the minimum applicable targets. An aggregate of 803,206 time-based RSUs were issued in January and February 2006. The number of outstanding options, RSUs and other equity-related awards set forth above reflects 400% of such number, or 3,212,824 shares, representing the maximum number of shares issuable upon complete vesting in 2009 of all time-based RSUs and all performance-based RSUs. Shares that would have been issuable in respect of performance-based RSUs that do not vest will be available for issuance under the 2006 Stock Incentive Plan.

The Board of Directors believes that authorizing 7,500,000 shares for issuance under the 2006 Stock Incentive Plan is appropriate and in the best interests of stockholders given Akamai’s current expectations on hiring, the highly competitive environment in which we recruit and strive to retain employees, the dilution rate of Akamai’s peers and Akamai’s historical burn rate.

Our management will carefully consider all proposed grants under the 2006 Stock Incentive Plan. We anticipate that the number of shares issuable under the proposed 2006 Stock Incentive Plan, together with those remaining available for issuance under the 1998 Stock Incentive Plan, will be sufficient to meet our needs until the 2008 annual meeting of our stockholders.

Summary of the 2006 Stock Incentive Plan

The following summary of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the 2006 Stock Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission’s website at www.sec.gov. In addition, a copy of the 2006 Stock Incentive Plan may be obtained by making a written request to our General Counsel at Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts, 02142. References to the Board of Directors in this summary shall include the Compensation Committee of the Board of Directors or similar committee appointed by the Board of Directors to administer the 2006 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2006 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units and other stock-unit awards. In this Proxy Statement, we refer collectively to the various types of grants as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events or as otherwise provided in the 2006 Stock Incentive Plan, Awards may be made under the 2006 Stock Incentive Plan for up to 7,500,000 shares of our common stock. If any Award granted under the 2006 Stock Incentive Plan or any stock award granted under the 1998 Stock Incentive Plan expires or is terminated, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award or any award issued under the 1998 Stock Incentive Plan shall revert or again be available for the grant of Awards under the 2006 Stock Incentive Plan.

Certain sub-limitations apply to the 7,500,000 shares available for issuance. A maximum of 7,500,000 shares of common stock may be issued as incentive stock options. The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the 2006 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares of common stock with respect to which Awards other than options and stock appreciation rights may be granted to any participant under the 2006 Stock Incentive Plan is 90% of the total number of shares of common stock available for issuance thereunder. The maximum aggregate number of shares of common stock with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the 2006 Stock Incentive Plan.

Descriptions of Awards

Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of Akamai or any of our subsidiaries. Under the terms of the 2006 Stock Incentive Plan, stock options may not be granted for a term in excess of seven years (five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of Akamai or its subsidiaries). The 2006 Stock Incentive Plan permits our Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, by retaining shares of common stock otherwise issuable pursuant to the stock option, or by any other lawful means.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with options granted under the 2006 Stock Incentive Plan. When an SAR is granted in tandem with an option, the SAR will be exercisable only at such time or times, and to the extent, that the related option is exercisable (except to the extent designated by our Board of Directors and permitted under the terms of the 2006 Stock Incentive Plan). The 2006 Stock Incentive Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our common stock on the date of grant and that SARs may not have a term in excess of seven years.

Limitations on Options and Stock Appreciation Rights.  We may not engage in any repricing of options or stock appreciation rights granted under the 2006 Stock Incentive Plan without stockholder approval. No option granted under the 2006 Stock Incentive will contain reload rights.

Restricted Stock Awards.  We may issue Awards entitling recipients to acquire shares of our common stock, which we refer to as Restricted Stock, subject to the right of Akamai to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the terms of the applicable Restricted Stock Award are not satisfied.

Restricted Stock and Deferred Stock Unit Awards.  Restricted stock unit awards and deferred stock unit awards entitle the recipient to receive shares of our common stock or an amount of cash equal to the fair market value of shares of our common stock (as specified in the applicable award agreement) to be delivered at the time such units vest and/or the applicable restrictions lapse pursuant to the terms and conditions specified in the applicable award agreement. Our Board of Directors may provide, in its discretion, that settlement of a restricted stock unit or deferred stock unit will be deferred, either on a mandatory basis or at the election of the recipient. Restricted stock units and deferred stock units do not grant the holder any voting rights. To the extent provided by our Board of Directors, restricted stock units or deferred stock units may provide recipients with dividend equivalent rights.

Other Stock Unit Awards.  Under the 2006 Stock Incentive Plan, our Board of Directors may grant other Awards that are based upon the common stock having such terms and conditions as the Board of Directors may determine, including Awards entitling recipients to receive shares of our common stock in the future. We refer to these types of Awards as Other Stock Unit Awards. Other Stock Unit Awards may be available as a form of payment in the settlement of other Awards granted under the 2006 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of our common stock or cash, as our Board of Directors determines.

Limitations on Restricted Stock Awards and Other Stock Unit Awards.  We refer to Awards such as Restricted Stock, restricted stock units, deferred stock units and similar vehicles as Restricted Stock Awards. Each Restricted Stock Award and Other Stock Unit Award (other than Awards that may only be settled in cash) granted under the

2006 Stock Incentive Plan, which we refer to as Full Value Awards, shall vest in accordance with a schedule that does not permit vesting in full prior to the third anniversary of the date of grant. Our Board of Directors may, however, exercise its discretion to (i) accelerate the vesting of any Full Value Award upon an employee’s retirement, termination of employment, death or disability, (ii) accelerate vesting in accordance with the acquisition and change in control provisions of the 2006 Stock Incentive Plan, (iii) establish a shorter vesting schedule for grants to an advisor, consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for Full Value Awards granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule for performance-based Awards (but in each case, not less than one year), or (vi) vest up to 1,000 shares per year for each participant; provided, however, that the aggregate number of Full Value Awards that may be granted under clauses (iii) and (vi) above shall not exceed five percent (5%) of the number of shares available for issuance under the 2006 Stock Incentive Plan.

Performance-Based Awards.  The Compensation Committee of our Board of Directors may determine, at the time of grant, that a Full Value Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Such Awards are intended to qualify as “performance-based compensation” under Section 162(m). The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b)  earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (1) may vary by participant and may be different for different Awards; (2) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board of Directors; and (3) will be set by the Board of Directors within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). With respect to any Full Value Award that is intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee may adjust downwards, but not upwards, the cash or number of shares of common stock payable pursuant to such award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect Akamai.

Eligibility to Receive Awards.

Officers, employees, directors, consultants and advisors of Akamai and our subsidiaries and any other business venture in which Akamai has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2006 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its subsidiaries. As of March 15, 2006, approximately 830 persons were eligible to receive Awards under the 2006 Stock Incentive Plan, including executive officers and non-employee directors. The granting of Awards under the 2006 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that the maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees shall not exceed 10% of the total number of shares available for issuance under the 2006 Stock Incentive Plan. On March 31, 2006, the last reported sale price of our common stock on the NASDAQ Stock Market was $32.89.

Administration

Our Board of Directors administers the 2006 Stock Incentive Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2006 Stock Incentive Plan and to interpret the provisions of the 2006 Stock Incentive Plan. Pursuant to the terms of the 2006 Stock Incentive Plan, our Board of Directors may delegate authority under the 2006 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2006 Stock Incentive Plan, including the granting of awards to directors. The Compensation Committee, with the assistance of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2006 Stock Incentive Plan:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the duration of options; and

•	the number of shares of common stock subject to any Full Value Awards and the terms and conditions of such Awards.

To the extent permitted by applicable law, our Board of Directors may delegate to one or more of our officers the power to grant Awards to employees or officers of Akamai or any of our present or future subsidiary corporations and to exercise such other powers under the 2006 Stock Incentive Plan as the Board of Directors may determine, provided that the Board of Directors shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares of common stock subject to Awards that such officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any of our executive officers.

Amendment of Awards.  Except with respect to repricing outstanding options or SARs, our Board of Directors may amend, modify or terminate any outstanding Award provided that the participant’s consent to such action will be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2006 Stock Incentive Plan.

Acquisition and Change in Control Events.

The 2006 Stock Incentive Plan contains provisions addressing the consequences of any acquisition event or change of control event. An “acquisition event” is defined under the terms of the 2006 Stock Incentive Plan to mean (a) any merger or consolidation of Akamai with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a statutory share exchange transaction. A “change in control event,” as described in the 2006 Stock Incentive Plan, includes (w) any merger or consolidation that results in the voting securities of Akamai outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power or the voting securities of such surviving or acquiring entity outstanding immediately after such merger or consolidation; (x) subject to certain restrictions contained in the definition of the change in control event under the 2006 Stock Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any capital stock of Akamai if, after such acquisition, such individual, entity or group beneficially owns 50% or more of either (i) the then-outstanding shares of our common stock or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (y) any sale of all or substantially all of our assets; or (z) the complete liquidation of Akamai.

Under the 2006 Stock Incentive Plan, if an acquisition event occurs, our Board of Directors is required to provide that all of our outstanding options be assumed (as provided in the 2006 Stock Incentive Plan) or equivalent options substituted, by the acquiring or succeeding entity. If the acquiring company does not assume our outstanding options under the 2006 Stock Incentive Plan and if the acquisition event is also a change in control event, or in the event of a dissolution or liquidation of Akamai, upon written notice, our Board of Directors will provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such acquisition event or upon the effective date of the dissolution or liquidation unless exercised within a specified period following the date of such notice. However, in the event of an acquisition event under which our common stock holders will receive a cash payment for each share surrendered in the acquisition event, our Board of Directors may instead provide that all outstanding options shall terminate immediately prior to the consummation of such acquisition event and that each participant shall receive a cash payment equal to the amount (if any) by which the cash payment for each share multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options.

The 2006 Stock Incentive Plan provides that Akamai’s repurchase and other rights under each outstanding Restricted Stock Award will inure to the benefit of any successor and will apply to the cash, securities or other property into or for which our common stock was converted or exchanged pursuant to an acquisition event that is not also a change in control event in the same manner as they applied to the original Restricted Stock Award. Our Board of Directors may specify in an award at the time of the grant the effect of an acquisition event on any SAR or Other Stock Unit Award. Except to the extent provided otherwise in the instrument evidencing any SAR or Other Stock Unit Award or an agreement between the participant and us, all such awards shall become exercisable in full, or shall be free of all conditions or restrictions upon a change in control event.

If the acquisition event also constitutes a change in control, or if there is a change in control event that does not constitute an acquisition event, (i) except to the extent provided otherwise in an agreement with the optionee, all of the shares of common stock subject to the unvested options will become immediately exercisable and (ii) except to the extent provided otherwise in the instrument evidencing the Restricted Stock Award or an agreement between the participant and us, all restrictions and conditions on all Restricted Stock Awards shall automatically be deemed terminated or satisfied. Except as provided in the minimum vesting provisions of the 2006 Stock Incentive Plan, our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Substitute Awards.  In connection with a merger or consolidation of an entity with Akamai or the acquisition by Akamai of property or stock of an entity, our Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof, which we refer to as Substitute Awards. Substitute Awards may be granted on such terms as the Board of Director deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2006 Stock Incentive Plan. Substitute Awards will not count against the 2006 Stock Incentive Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants.

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

Our Board of Directors may amend, suspend or terminate the 2006 Stock Incentive Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2006 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2006 Stock Incentive Plan (other than pursuant to Section 9), (B) expanding the types of

Awards that may be granted under the 2006 Stock Incentive Plan, (C) materially expanding the class of participants eligible to participate in the 2006 Stock Incentive Plan, or (D) materially increasing benefits generally available to participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2006 Stock Incentive Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO Stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO Stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.  A participant will not have income upon the grant of an SAR but generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Grants.  A participant will not have income upon the grant of shares of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the restricted stock less the purchase price, if any. When the shares issued upon vesting of restricted stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of restricted stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units.  A participant will not have income upon the grant of an RSU or deferred stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit or deferred stock unit award. When the restricted stock unit or deferred stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Unit Awards.  The tax consequences associated with any Other Stock Unit Award granted under the 2006 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Akamai.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board of Directors Recommendation

Akamai’s Board of Directors believes that the adoption of the 2006 Stock Incentive Plan is in the best interests of Akamai and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the year ending December 31, 2006. PwC has audited our financial statements for each fiscal year since our inception. Although stockholder approval of the selection of PwC is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of our common stock represented at the meeting is necessary to ratify the appointment of PwC as our independent auditors and our Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table summarizes the fees of PwC billed to us for each of the last two fiscal years for audit, audit-related and other services (in thousands):

Fee Category	2005	2004

Audit Fees(1)	$1,504	$1,774
Audit-Related Fees(2)	141	258
All other fees(3)	60	65
Total Fees	$1,705	$2,097

(1)	Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, professional fees related to the issuance of 12 million shares of our common stock in November 2005 and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to our employee benefit audits, attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	All other fees include services provided to us in support of our annual information security risk assessment.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its independent members but not to our management.

Approval of services can come in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding 12 months, specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted.

Board of Directors Recommendation

Our Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2006 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

We have hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $11,000 for its services plus out-of-pocket expenses. We may ask Georgeson to solicit proxies on our behalf by telephone for a fee of $5.00 per phone call. Georgeson will solicit proxies by personal interview, mail and telephone.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at the following address or call us at the following phone number:

Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, Massachusetts 02142
Attention: Investor Relations
Phone: 617-444-3000

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of the Stockholders, the 2007 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 11, 2006 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2007 Annual Meeting is not so advanced or delayed, stockholders who do wish to make a proposal at the 2007 Annual Meeting (other than one to be included in our proxy statement) should notify us no earlier than February 22, 2007 and no later than March 14, 2007.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

/s/ Melanie Haratunian
Melanie Haratunian
Vice President, General Counsel
and Secretary

April 10, 2006

002CS-11058

APPENDIX A

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. Election of Class I Directors.
The Board of Directors recommends a vote FOR the director nominees.

	For	Withhold

01 — George H. Conrades	☐	☐

02 — Martin M. Coyne II	☐	☐

03 — C. Kim Goodwin	☐	☐
B  Issues
The Board of Directors recommends a vote FOR proposal numbers 2 and 3.

		For	Against	Abstain

2.	To approve adoption of the Akamai Technologies, Inc. 2006 Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2006.	☐	☐	☐
To transact such other business as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Mark this box with an X if you have made comments below.	☐

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

■	0 0 9 0 4 7 1	1 U P X	C O Y	+

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders — May 23, 2006
Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George H. Conrades, Paul Sagan and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2006 Annual Meeting of Stockholders of Akamai Technologies, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.
This Proxy when properly executed will be voted in the manner directed by the Undersigned Stockholder(s). If no other indication is made, the Proxies shall vote “FOR” Proposals 1, 2 and 3.
PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Eastern Standard Time, on May 23, 2006.
THANK YOU FOR VOTING

APPENDIX B
AKAMAI TECHNOLOGIES, INC.
2006 STOCK INCENTIVE PLAN
1. Purpose
     The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company” or “Akamai”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
     Except as otherwise provided in Section 5(b), all of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.
3. Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, consultants and advisors will receive Awards, (ii) determine the number of shares of Common Stock (as hereinafter defined), cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value (as hereinafter defined), the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) modify or amend Awards, or grant waivers of Plan or Award conditions, (viii) determine the nature and provisions of Other Stock Unit Awards (as hereinafter defined) permitted pursuant to Section 8, and (ix) make all other determinations necessary or advisable for the administration of the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under

B -1-

the Plan have been delegated to such Committee or officers. Notwithstanding the foregoing, for purposes of granting Awards to directors, the Committee shall mean the Compensation Committee.
     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
4. Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 7,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Subject to adjustment under Section 9, up to 7,500,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options (as hereinafter defined) granted under the Plan. If any Award granted under this Plan or any stock award granted under the Company’s Second Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”) expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part, is settled in cash or otherwise, or results in any Common Stock not being issued, the unused Common Stock covered by such Award or any award issued under the 1998 Plan shall revert or again be available for the grant of Awards under the Plan. Notwithstanding any other provision in this Section 4(a), any shares not issued or delivered as a result of the net settlement of any outstanding Stock Appreciation Right, any shares tendered in payment of an Option’s exercise price (whether by attestation or actual delivery), any shares tendered or withheld to satisfy a tax withholding on an Award, and any shares repurchased by the Company using Option proceeds shall not revert or again be available for the grant of Awards under the Plan. In the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market.
     (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:
          (1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
          (2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 90% of the total number of shares available for issuance under the Plan.
          (3) Limit on Awards to Directors. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the Plan.

B -2-

     (c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options
     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
     (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Akamai, any of Akamai’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
     (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.
     (d) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or a SAR after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 9).
     (e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided however, that no Option will be granted for a term in excess of 7 years.
     (f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice)

B -3-

approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
     (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
          (3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
          (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine;
          (5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board in its sole discretion, by retaining shares of Common Stock otherwise issuable pursuant to the Option;
          (6) by any combination of the above permitted forms of payment.
     (h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.
6. Stock Appreciation Rights.
     (a) General. The Board may grant Awards consisting of a Stock Appreciation Right, “SAR”, entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.
     (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

B -4-

          (1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.
          (2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
     (c) Grant Price. The grant price or exercise price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.
     (d) Term. The term of a SAR shall not be more than 7 years from the date of grant.
     (e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
7. Restricted Stock; Restricted Stock Units Stock; Deferred Stock Units.
     (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units” or “Deferred Stock Units”). (Restricted Stock, Restricted Stock Units and Deferred Stock Units are each referred to herein as a “Restricted Stock Award”.)
     (b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
     (c) Additional Provisions Relating to Restricted Stock.
          (1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in

B -5-

which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.
          (2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
     (d) Additional Provisions Relating to Deferred Stock Units and Restricted Stock Units.
          (1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit or Deferred Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units and Deferred Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.
          (2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units.
          (3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units or Deferred Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units or Deferred Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. To the extent Dividend Equivalents are paid, any payments will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.
8. Other Stock Unit Awards.
     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

B -6-

9. Adjustments for Changes in Common Stock and Certain Other Events.
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this section 9(a) shall not be applicable.
     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.
     (c) Acquisition and Change in Control Events
          (1) Definitions
               (a) An “Acquisition Event” shall mean:
(i)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; or

(ii)	any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.
               (b) A “Change in Control Event” shall mean:
(i)	any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(ii)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the

B -7-

Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

(iii)	any sale of all or substantially all of the assets of the Company; or

(iv)	the complete liquidation of the Company.
          (2) Effect on Options
               (a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders

B -8-

were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.
               Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
               (b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.
          (3) Effect on Restricted Stock Awards
               (a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.
               (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.
          (4) Effect on Other Awards
               (a) Acquisition Event that is not a Change in Control Event. The Board may specify at the time of grant the effect of an Acquisition Event that is not a Change in Control Event on any SAR and Other Stock Unit Award granted under the Plan at the time of the grant of such Award.
               (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent

B -9-

specifically provided to the contrary in the instrument evidencing any SAR or Other Stock Unit Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.
10. General Provisions Applicable to Awards
     (a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to (but, except as expressly contemplated by another provision herein, not inconsistent with) those set forth in the Plan.
     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

B -10-

     (f) Amendment of Award. Except as provided in Section 5(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.
     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     (h) Acceleration. Except as set forth in Section 10(j), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
     (i) Performance Awards.
          (1) Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.
          (2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.
          (3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, and (VII) gains or losses relating to financing or investment activities. Such performance measures: (A) may vary by Participant and may be

B -11-

different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.
          (4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.
          (5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Prior to the payment of any Award subject to this Section 10(i), the Committee shall certify in writing (which may be satisfied by the inclusion of such a determination in the minutes of a meeting of such Committee) that the performance goals and other material terms applicable to such Award were satisfied.
     (j) Minimum Vesting Requirements for Full Value Awards. Each Restricted Stock Award and Other Stock Unit Award (other than those Restricted Stock Awards and Other Stock Unit Awards which may only be settled in cash) granted under the Plan (each, a “Full Value Award”) shall vest in accordance with a schedule that does not permit such Full Value Award to vest in full prior to the third anniversary of the date of grant of the Award. This minimum vesting requirement shall not, however, preclude the Board from exercising its discretion to (i) accelerate the vesting of any Full Value Award upon retirement, termination of employment by the Company, death or disability, (ii) accelerate the vesting of any Full Value Award in accordance with Section 9(c), (iii) establish a shorter vesting schedule for any Full Value Award granted to an advisor, consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for any Full Value Award that is granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule in accordance with Section 10(i) or otherwise (but in each case of not less than one year), or (vi) vest up to 1,000 shares per year for each Participant; provided, however, that the aggregate number of Full Value Awards that may be granted under clauses (iii) and (vi) above shall not exceed five percent (5%) of the number of shares available for issuance under the Plan.
     (k) Limitation Following a Hardship Distribution. To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.
11. Miscellaneous
     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

B -12-

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) materially increasing benefits generally available to Participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.
     (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other Party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.
     (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

B -13-